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                                                                     Exhibit 4.8

                     FORM OF REGISTRATION RIGHTS AGREEMENT


                         Dated as of February   , 2000


                                    between


                             READ-RITE CORPORATION


                                      and


                        FLEETBOSTON ROBERTSON STEPHENS

                         REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT (the "RR Agreement") is made and entered into as of February ___, 2000, between READ-RITE CORPORATION, a Delaware corporation (the "Company"), and FLEETBOSTON ROBERTSON STEPHENS (the "Distribution Agent" and "Dealer Manager" or "FleetBoston").

          This RR Agreement is made pursuant to the Dealer Manager Agreement and Distribution Agreement (the "Agreements") dated February ___ and February ___, 2000, respectively, between the Company and FleetBoston which provide as (a) Dealer Manager you are engaged to solicit individuals and institutions to tender their Existing Notes pursuant to and in accordance with the terms and conditions of the Exchange Offer; and as (b) Distribution Agent for the Cash Offer you are acting as the sole agent for the Company and not as principal, to solicit offers for the purchase of Exchange Notes from Holders who elect to participate in the Exchange and may purchase additional 10% Convertible Subordinated Notes due September 1, 2004 (the "Notes") from the Company. In order to induce FleetBoston to enter into the RR Agreement, the Company has agreed to provide FleetBoston the registration rights set forth in this RR Agreement. The execution of RR Agreement is a condition to the closing under the Dealer Manager and Distribution Agreements.

          In consideration of the foregoing, the parties hereto agree as follows:

          1.   Definitions.
               -----------

          As used in this RR Agreement, the following capitalized defined terms shall have the following meanings:

          "Agreements" shall mean the Dealer Manager Agreement and the
           ----------
     Distribution Agreement.

          "1933 Act" shall mean the Securities Act of 1933, as amended from time
           --------
     to time.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended
           --------
     from time to time.

          "Closing Date" shall mean the Closing Date as defined in the
           ------------
     Agreements.

          "Company" shall have the meaning set forth in the preamble to this RR
           -------
     Agreement and shall also include the Company's successors and subsidiaries.
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                                       2


          "Dealer Manager" shall have the meaning set forth in the preamble to
           --------------
     this RR Agreement.

          "Holder" shall mean the Dealer Manager or Distribution Agent, for so
           ------
     long as it owns any Registrable Notes.

          "Indenture" shall mean the Indenture relating to the Notes dated as of
           ---------
     February ___, 2000 between the Company and Norwest Bank Minnesota, National Association, as the same may be amended from time to time in accordance with the terms thereof.

          "Person" shall mean an individual, partnership, corporation, trust or
           ------
     unincorporated organization, or a government or agency or political subdivision thereof.

          "Distribution Agent" shall have the meaning set forth in the preamble
           ------------------
     to this RR Agreement.

          "Distribution Agreement" shall have the meaning set forth in the
           ----------------------
     preamble to this RR Agreement.

          "Prospectus" shall mean the prospectus included in a Registration
           ----------
     Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

          "Registrable Notes" shall mean the 10% Convertible Subordinated Notes
           -----------------
     due September 1, 2004 issued as compensation for the Exchange Offer and Cash Offer as defined in the Agreements.

          "Registration Expenses" shall mean any and all expenses incident to
           ---------------------
     performance of or compliance by the Company with this RR Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Registrable Notes), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any
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                                       3

     underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this RR Agreement, (iv) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (v) the fees and disbursements of the Trustee and its counsel, (vi) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of counsel for the Holder and (vii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holder and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

          "Registration Statement" shall mean any registration statement of the
           ----------------------
     Company that covers any of the Registrable Notes pursuant to the provisions of this RR Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Shelf Registration" shall mean a registration effected pursuant to
           ------------------
     Section 2(a) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration
           ----------------------------
     statement of the Company pursuant to the provisions of Section 2(a) of this RR Agreement which covers all of the Registrable Notes (but no other securities unless approved by the Person or Persons who have requested the Company to file the Self Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Trustee" shall mean the trustee Norwest Bank Minnesota, National
           -------
     Association with respect to the Notes under the Indenture.

          "Underwritten Registration" or "Underwritten Offering" shall mean a
           -------------------------      ---------------------
     registration in which Registrable Notes are sold to an Underwriter (as hereinafter defined) for reoffering to the public.

          2.   Registration Under the 1933 Act.
               -------------------------------
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                                       4

          (a) Demand Registration.  One year after Closing the Holder of the
              -------------------
Registrable Notes then outstanding may request registration under the Securities Act of all or any portion of its Registrable Notes on Form S-1 or any similar long-form registration. In addition, the Holder of the Registrable Notes then outstanding may request registration under the Securities Act of all or any portion of their Registrable Notes on Form S-2 or S-3 or any similar short-form registration.

          All requests for Demand Registrations shall be made by giving written notice to the Company (the "Demand Notice"). Each Demand Notice shall specify the approximate number of Registrable Notes requested to be registered. Within ten days after receipt of any Demand Notice, the Company shall give written notice of such requested registration to all other holders of Registrable Notes, shall include in such registration all Registrable Notes with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

          Demand registrations shall be short-form registrations whenever the Company is permitted to use any applicable short form. The Company shall use its best efforts to make short-form registrations on Form S-2 or S-3 (or any successor form) available for the sale of Registrable Notes. The Holder of the Registrable Notes outstanding may, in connection with any demand Registration, require the Company to file a short-form Registration with the Securities and Exchange Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (a "Shelf
                                                                    -----
Registration").  The Company agrees to furnish to the Holders of Registrable
------------
Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (b) Piggyback Registrations.  Whenever the Company proposes to
              -----------------------
register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Notes (a "Piggyback Registration"), the Company
                                      ----------------------
shall give prompt written notice to the Holder of the Registrable Notes of its intention to effect such registration and shall include in such registration all Registrable Notes with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

          (c) Expenses.  The Company shall pay all Registration Expenses in
              --------
connection with the registration pursuant to Section 2(a) and 2(b). The Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Registrable Notes pursuant to the Shelf Registration Statement.

          (d) Effective Registration Statement.  A Registration Statement
              --------------------------------
pursuant to Section 2(a) and 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Notes pursuant to a Shelf Registration Statement is interfered with by any
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                                       5

stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Notes pursuant to such Registration Statement may legally resume.

          (e) Specific Enforcement.  Without limiting the remedies available to
              --------------------
the Holder, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and 2(b) hereof may result in material irreparable injury to the Holder for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and 2(b) hereof.

          3.   Registration Procedures.
               -----------------------

          In connection with the obligations of the Company with respect to the Registration Statements pursuant to Section 2(a) and 2(b) hereof, the Company shall as expeditiously as possible but in no event sooner than 1 year after the Closing Date:

          (a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the Holder thereof and
     (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act;

          (c) furnish to the Holder of Registrable Notes, to counsel for the Holder, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as the Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Notes; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by the Holder of Registrable Notes in connection with the offering and sale of the Registrable Notes covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;
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                                       6

          (d) use its best efforts to register or qualify the Registrable Notes under all applicable state securities or "blue sky" laws of such jurisdictions as the Holder of Registrable Notes covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with the Holder in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned by the Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in Securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

          (e) notify the representative of the Holder and its counsel promptly and, if requested by the Holder or counsel, confirm such advice in writing
     (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto has been filed and become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

          (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to the Holder of the withdrawal of any such order;

          (g) furnish to the Holder of Registrable Notes, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment
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                                       7

     thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (h) cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends and enable such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holder may reasonably request at least one business day prior to the closing of any sale of Registrable Notes;

          (i) upon the occurrence of any event contemplated by Section 3(e)(v) or (vi) hereof, use its best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holder hereby agrees to suspend use of the Prospectus upon receipt of such notice until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

          (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Holder and it's counsel and make such of the representatives of the Company as shall be reasonably requested by the Holder or it's counsel available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Holder and its counsel shall not have previously been advised and furnished a copy or to which the Holder or its counsel shall reasonably object;

          (k) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Registrable Notes, as the case may be, cooperate with the Trustee and the Holder to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents
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                                       8

     required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (l) in the case of a Shelf Registration, make available for inspection by a representative of the Holder of the Registrable Notes, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holder, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement;

          (m) if reasonably requested by the Holder of Registrable Notes covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to the Holder as the Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing; and

          (n) enter into such customary agreements and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Notes including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holder and, in the event of an Underwritten Offering, any Underwriters of such Registrable Notes with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holder and such Underwriters and their respective counsel) addressed to the Holder and Underwriter of Registrable Notes, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to the Holder and Underwriter of Registrable Notes, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holder, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to
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                                       9

     clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

          In the case of a Shelf Registration Statement, the Company may require the Holder of Registrable Notes to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Notes as the Company may from time to time reasonably request in writing.

          In the case of a Shelf Registration Statement, the Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) or (vi) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Notes pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this RR Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holder shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

          The Holder of Registrable Notes covered by a Shelf Registration Statement who desire to do so may sell such Registrable Notes in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Registrable Notes included in such offering.


          4.  Indemnification and Contribution.
              --------------------------------

          (a) The Company agrees to indemnify and hold harmless the Holder, and each Person, if any, who controls the Holder within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, the Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Holder, or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which the Registrable Notes were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or
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                                       10

necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Holder furnished to the Company in writing by the Holder expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar Notes industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holder, if requested in connection with any Registration Statement.

          (b) The Holder agrees, to indemnify and hold harmless the Company, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls the Company, within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Holder, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel)
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                                       11

for the Holder and all Persons, if any, who control the Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each Person, if any, who controls the Company within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Holder and all Persons, if any, who control the Holder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Holder and Persons who control the Holder, such firm shall be designated in writing by the Holder. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in paragraph (a) or paragraph
(b) of this Section 4 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holder's respective obligations to contribute pursuant to this Section 4(d) are several in proportion to the respective principal amount of Registrable Notes of such Holder that were registered pursuant to a Registration Statement.

          (e) The Company and the Holder agree that it would not be just or equitable if contribution pursuant to this Section 4 were determined by pro rata
                                                                        --- ----
allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 4, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Notes were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution provisions contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Holder or any Person controlling the Holder, or by or on behalf of the Company, its officers or directors or any Person controlling the Company, and
(iii) any sale of Registrable Notes pursuant to a Shelf Registration Statement.

          5.  Miscellaneous.
              -------------

          (a) No Inconsistent Agreements.  The Company has not entered into, and
              --------------------------
on or after the date of this RR Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holder of Registrable Notes in this RR Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding Notes under any such agreements.

          (b) Amendments and Waivers.  The provisions of this RR Agreement,
              ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holder; provided, however, that no amendment, modification, supplement, waiver
        --------  -------
or consent to any departure from the provisions of Section 4 hereof shall be effective as against the Holder of Registrable Notes unless consented to in writing by the Holder.

          (c) Notices.  All notices and other communications provided for or
              -------
permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5(c), which address initially is, with respect to the Holder, the address set forth in the Agreements; and
(ii) if to the Company, initially at the Company's address set forth in the Agreements and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 5(c).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

          (d) Successors and Assigns.  This RR Agreement shall inure to the
              ----------------------
benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be
                                        --------
deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Agreements. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this RR Agreement, and by taking and holding such Registrable Notes such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this RR Agreement and such Person shall be entitled to receive the benefits hereof. The Holder (in its capacity as Distribution Manager and Placement Agent) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this RR Agreement.

          (e) Third Party Beneficiary.  The Holder shall be the third party
              -----------------------
beneficiary to the agreements made hereunder between the Company, on the one hand, and the Holder, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of the Holder hereunder.

          (f) Counterparts.  This RR Agreement may be executed in any number of
              ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings.  The headings in this RR Agreement are for convenience
              --------
of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) Governing Law.  This RR Agreement shall be governed by and
              -------------
construed in accordance with the laws of the State of California.

          (i) Severability.  In the event that any one or more of the provisions
              ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (j) Purchases and Sales of Securities.  The Company shall not, and
              ---------------------------------
shall use its best efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Securities.

          IN WITNESS WHEREOF, the parties have executed this RR Agreement as of the date first written above.


                               READ-RITE CORPORATION


                                       By
                                         ______________________________________
                                          Name:
                                          Title:



Confirmed and accepted as of
 the date first above written:

FLEETBOSTON ROBERTSON STEPHENS


By
  __________________________________
 Name:
 Title: